UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
On June 30, 2011, PHH Corporation (“PHH” or the “Company”) issued a press release announcing the appointment of Glen A. Messina, 49, as Chief Operating Officer of the Company effective July 13, 2011. Mr. Messina joins PHH with more than 25 years of experience, including the past 17 years at General Electric Company (“GE”). Since 2008, he served as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business. From 2007 to 2008, Mr. Messina served as Chief Financial Officer of GE Water and Process Technologies and, from 2002 to 2007, he served as Chief Financial Officer of GE Equipment Services. Mr. Messina began his career at GE in 1994, and from 1998 to 2000 he served as Chief Executive Officer and from 1996 to 1998 as Chief Financial Officer of GE’s mortgage services business.
Mr. Messina will receive an initial annualized base salary of $700,000. Mr. Messina will be eligible to participate in the PHH Corporation Management Incentive Plan with a 2011 target award of $643,125, $300,000 of which is guaranteed and the balance of which is based on performance achievement.
Subject to the approval of the Human Capital and Compensation Committee following Mr. Messina’s commencement of employment, Mr. Messina will receive a sign-on equity grant under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “2005 Equity and Incentive Plan”) consisting of 185,000 non-qualified stock options and 17,000 restricted stock units. Such stock options and restricted stock units will vest ratably over three years from the date of grant. Additionally, for each share of PHH common stock that Mr. Messina purchases on the open market during the first open trading window following the commencement of his employment, he will be entitled to receive, subject to the approval of the Human Capital and Compensation Committee, a restricted stock unit (a “Matching RSU”) under the 2005 Equity and Incentive Plan that will vest one year after the date of grant provided that Mr. Messina remains employed with the Company through the vesting date. The maximum number of Matching RSUs that will be granted is 10,000.
Subject to the approval of the Human Capital and Compensation Committee following Mr. Messina’s commencement of employment, Mr. Messina will also be entitled to receive periodic equity awards under the 2005 Equity and Incentive Plan and, in addition to the sign-on equity grant described above, is entitled to receive equity awards in 2011 with a grant date fair value of $1,350,000 consisting of performance-based restricted stock units (representing 75% of the grant value) and non-qualified stock options (representing 25% of the grant value).
Mr. Messina will also be eligible to participate in PHH’s benefits plans as in effect from time to time and will be provided perquisites similar to those provided to PHH’s other executive officers as approved by the Human Capital and Compensation Committee from time to time, including a company-leased vehicle and access to financial planning services.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: July 7, 2011